EXHIBIT 99.1
FOR IMMEDIATE RELEASE
QUALCOMM Contact:
Bill Davidson
Vice President, Investor Relations
1-(858) 658-4813 (ph) 1-(858)651-9303 (fax)
e-mail: ir@qualcomm.com
QUALCOMM Announces Second Quarter Fiscal 2006 Results
Revenues $1.83 Billion, Diluted EPS $0.34
Pro Forma Revenues $1.83 Billion, Diluted EPS $0.41
Third Consecutive Quarter of Record Revenues and Chip Shipments;
Financial Guidance Increased for Fiscal 2006
SAN DIEGO – April 19, 2006 – QUALCOMM Incorporated (NASDAQ: QCOM) today announced results for the second fiscal quarter ended March 26, 2006.
Total QUALCOMM (GAAP) Second Quarter Results:
Total QUALCOMM results are reported in accordance with Generally Accepted Accounting Principles (GAAP).
•	Revenues: $1.83 billion, up 34 percent year-over-year and 5 percent sequentially.

•	Net income: $593 million, up 11 percent year-over-year and down 4 percent sequentially.

•	Diluted earnings per share: $0.34, up 10 percent year-over-year and down 6 percent sequentially.

•	Effective tax rate: 25 percent for the quarter. Fiscal 2006 estimate of approximately 22 percent.

•	Estimated share-based compensation: $78 million, net of tax.

•	Operating cash flow: $889 million, up 8 percent year-over-year; 48 percent of revenue.

•	Return of capital to stockholders: $298 million in cash dividends paid.
QUALCOMM Pro Forma Second Quarter Results:
Pro forma results exclude the QUALCOMM Strategic Initiatives (QSI) segment, estimated share-based compensation, acquired in-process research and development (R&D) expense and tax benefits related to prior years.
•	Revenues: $1.83 billion, up 34 percent year-over-year and 5 percent sequentially.

•	Net income: $706 million, up 45 percent year-over-year and 6 percent sequentially.

•	Diluted earnings per share: $0.41, up 41 percent year-over-year and 5 percent sequentially; excludes $0.01 loss per share attributable to the QSI segment, $0.05 loss per share
-more-

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 2 of 21
attributable to estimated share-based compensation and $0.01 loss per share related to acquired in-process R&D expense.

•	Effective tax rate: 27 percent for the quarter and estimated for fiscal 2006.

•	Free cash flow: $947 million, up 28 percent year-over-year; 52 percent of revenue. (Defined as net cash from operating activities less capital expenditures)
Detailed reconciliations between total QUALCOMM (GAAP) results and QUALCOMM pro forma results and cash flows are included at the end of this news release. Prior period reconciliations are presented on our Investor Relations web page at www.qualcomm.com.
“QUALCOMM’s record revenue this quarter was driven by greater overall CDMA handset shipments and record demand for our chipsets,” said Dr. Paul E. Jacobs, CEO of QUALCOMM. “I am pleased that demand for our chipsets was spread across our broadly segmented products with particular strength in higher tier chipsets for CDMA2000® 1xEV-DO and WCDMA/HSPDA and in the lower tier MSM6000® chipsets for CDMA2000 emerging markets. This broad demand is testimony to the fact that CDMA-based networks enable advanced data capabilities for developed markets as well as effectively serving more voice centric developing markets. CDMA market growth is an important goal for QUALCOMM and a key ingredient to increasing shareholder value. We will focus on that goal by enabling our partners with products and services to meet the increasing needs of their customers.”
“While we continue to execute well on meeting the needs of our partners with existing products and services, I am optimistic about the market acceptance of new and future products including DO Revision A and B, HSDPA, HSUPA, MediaFLO™, single chip solutions and uiOne™ for customizing the user interface on a wireless handset. Being first to market with chipsets for DO, DO Revision A, HSDPA and HSUPA is indicative of our technology leadership and our ability to execute on our research and development investments.”

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 3 of 21
Cash and Marketable Securities
QUALCOMM’s cash, cash equivalents and marketable securities totaled approximately $10.2 billion at the end of the second quarter of fiscal 2006, compared to $9.4 billion at the end of the prior quarter and $8.3 billion a year ago. During the second quarter of fiscal 2006, we paid $285 million in cash for acquisitions, and we announced a 33 percent increase in our quarterly dividend from $0.09 to $0.12 per share. A cash dividend of $0.12 per common share is payable on June 23, 2006 to stockholders of record at the close of business on May 26, 2006.
Estimated Share-Based Compensation
In the first quarter of fiscal 2006, we adopted the revised Statement of Financial Accounting Standards No. 123, Share-Based Payment (FAS 123R), which requires that share-based compensation be recorded in our financial statements. We have implemented FAS 123R using the modified prospective method. Under this method, prior periods are not revised for comparative purposes. Estimated share-based compensation is included in operating expenses, however, it is not allocated to business segments or included in pro forma results because we do not consider it relevant when evaluating the operating performance of our business. Total QUALCOMM (GAAP) net income for the second quarter of fiscal 2006 included estimated share-based compensation of $78 million, net of tax, or $0.05 per share.
Research and Development

		Estimated Share-			Total
	QUALCOMM Pro	Based	In-Process		QUALCOMM
($ in millions)	Forma	Compensation	R&D Expense	QSI	(GAAP)
Second quarter fiscal 2006	$302	$52	$21	$15	$390
Second quarter fiscal 2005	$242	$—	$—	$10	$252
Year-over-year change	25%			50%	55%
Pro forma R&D expenses increased 25 percent year-over-year, primarily due to additional engineering resources for the development of integrated circuit products and other initiatives to support low-cost phones, multimedia applications, high-speed wireless Internet access and multimode, multiband, multinetwork products and technologies, including CDMA2000, 1xEV-DO, DO Revision A, WCDMA (including GSM/GPRS/EDGE), HSDPA, HSUPA and OFDMA, and the

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 4 of 21
development of our iMoD™ display products using MEMS technology. QSI R&D expenses increased year-over-year primarily due to increased R&D activities related to MediaFLO USA.
Selling, General and Administrative

		Estimated Share-		Total
	QUALCOMM Pro	Based		QUALCOMM
($ in millions)	Forma	Compensation	QSI	(GAAP)
Second quarter fiscal 2006	$188	$58	$17	$263
Second quarter fiscal 2005	$149	$—	$6	$155
Year-over-year change	26%		183%	70%
Pro forma selling, general and administrative (SG&A) expenses increased 26 percent year-over-year, largely attributable to increases in employee related expenses to support our growing worldwide customer base, and professional fees related to legal activities. The year-over-year increase in QSI SG&A expenses is primarily related to MediaFLO USA.
Effective Income Tax Rate
Our fiscal 2006 effective income tax rate is estimated to be approximately 22 percent. The second quarter tax rate of 25 percent for total QUALCOMM is higher than the estimated annual effective tax rate due primarily to $56 million of tax benefits recorded in the first quarter related to the expected impact of prior year tax audits completed during that quarter. Our fiscal 2006 QUALCOMM pro forma effective tax rate is estimated to be approximately 27 percent, compared to our previous estimate of approximately 26 percent.
QUALCOMM Strategic Initiatives
The QSI segment includes our strategic investments, including our MediaFLO USA subsidiary, and related income and expenses. Total QUALCOMM (GAAP) results for the second quarter of fiscal 2006 included $0.01 loss per share for the QSI segment consistent with the second quarter of fiscal 2005. The second quarter fiscal 2006 QSI results include $32 million of operating expenses, primarily related to MediaFLO USA, and $10 million of equity in losses of investees, partially offset by $6 million of realized gains on investments.

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 5 of 21
Business Outlook
The following statements are forward-looking and actual results may differ materially. Please see “Note Regarding Forward-Looking Statements” at the end of this news release for a description of certain risk factors and QUALCOMM’s annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of risks. Due to their nature, certain income and expense items, such as realized investment gains or losses in QSI, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast. Accordingly, the Company excludes forecasts of such items from its business outlook, and actual results may vary materially from the business outlook if the Company incurs any such income or expense items.
The following table summarizes total QUALCOMM (GAAP) and QUALCOMM pro forma guidance for the third quarter of fiscal 2006 based on the current business outlook. Total QUALCOMM (GAAP) guidance for the third fiscal quarter of 2006 includes approximately $0.05 diluted loss per share related to estimated share-based compensation. Estimated share-based compensation in future periods may vary materially from the business outlook as the methodology used to calculate this estimate is dependent on a variety of assumptions which are subject to market fluctuations and other factors. A pro forma business outlook is provided below consistent with the presentation of pro forma results provided elsewhere herein.
Our updated guidance, as compared to our prior guidance, reflects an increase in our revenue and earnings guidance for fiscal 2006. In addition, we are increasing our estimate for calendar 2006 handset shipments by approximately 8%, which is based on indications of increased market demand. Our handset shipment forecast will be discussed in more detail during our second quarter conference call. This call is scheduled for 1:45pm (PDT) on Wednesday, April 19, 2006. Refer to conference call dial-in information included at the end of this press release.

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 6 of 21
The following estimates are approximations and are based on the current business outlook:
Business Outlook Summary
THIRD QUARTER

Current Guidance
	Q3’05	Q3’06
	Results	Estimates
QUALCOMM Pro Forma
Revenues	$1.36B	$1.77B-$1.87B
Year-over-year change		increase 30% - 38%
Diluted earnings per share (EPS)	$0.28	$0.36-$0.38
Year-over-year change		increase 29% - 36%

Total QUALCOMM (GAAP)
Revenues	$1.36B	$1.77B-$1.87B
Year-over-year change		increase 30% - 38%
Diluted earnings per share (EPS)	$0.33	$0.30-$0.32
Year-over-year change		decrease 3% - 9%
Diluted EPS attributable to QSI	$0.05	$(0.01)
Diluted EPS attributable to estimated share-based compensation	n/a	$(0.05)
EPS attributable to tax benefit related to prior years	$0.01	n/a

Metrics
MSM Shipments	approx. 36M	approx. 50M - 53M
CDMA/WCDMA handset units shipped	approx. 43M*	approx. 62M - 64M *
CDMA/WCDMA handset unit wholesale average selling price	approx. $231*	approx. $203 *

*	Shipments in Mar. quarter, reported in Jun. quarter
FISCAL YEAR

		Prior Guidance	Current Guidance
	FY 2005	FY 2006	FY 2006
	Results	Estimates	Estimates
QUALCOMM Pro Forma
Revenues	$5.67B	$6.7B-$7.1B	$7.1B-$7.4B
Year-over-year change		increase 18% - 25%	increase 25% - 30%
Diluted earnings per share (EPS)	$1.16	$1.43-$1.47	$1.53-$1.57
Year-over-year change		increase 23% - 27%	increase 32% - 35%

Total QUALCOMM (GAAP)
Revenues	$5.67B	$6.7B-$7.1B	$7.1B-$7.4B
Year-over-year change		increase 18% - 25%	increase 25% - 30%
Diluted earnings per share (EPS)	$1.26	$1.19-$1.23	$1.31-$1.35
Year-over-year change		decrease 2% - 6%	increase 4% - 7%
Diluted EPS attributable to in-process R&D	n/a	$(0.01)	$(0.01)
Diluted EPS attributable to QSI	$0.06	$(0.06)	$(0.04)
Diluted EPS attributable to estimated share-based compensation	n/a	$(0.20)	$(0.20)
Diluted EPS attributable to tax benefit related to prior years	$0.04	$0.03	$0.03

Metrics
Fiscal year* CDMA/WCDMA handset unit wholesale average selling price	approx. $215	approx. $210	approx. $207

*	Shipments in Sep. to June quarters, reported in Dec. to Sep. quarters
CALENDAR YEAR Handset Estimates

		Prior Guidance	Current Guidance
		Calendar 2006	Calendar 2006
CDMA/WCDMA handset unit shipments	Calendar 2005	Estimates	Estimates
March quarter	approx. 43M	not provided	approx. 62 - 64M
June quarter	approx. 48M	not provided	not provided
September quarter	approx. 52M	not provided	not provided
December quarter	approx. 67M	not provided	not provided
Calendar year range	approx. 210M	approx. 255M - 270M	approx. 275M - 290M

	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	approx. 210M	approx. 262M	approx. 283M
CDMA units	approx. 160M	approx. 176M	approx. 187M
WCDMA units	approx. 50M	approx. 86M	approx. 96M
Sums may not equal totals due to rounding

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 7 of 21
Results of Business Segments (dollars in millions, except per share data):
Second Quarter – Fiscal Year 2006

						Estimated
						Share-Based			Total
				Reconciling	QUALCOMM Pro	Compensation	In-Process		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	(2)	R&D (3)	QSI (4)	(GAAP)
Revenues	$1,018	$679	$162	$(25)	$1,834	$—	$—	$—	$1,834
Change from prior year	36%	38%	7%	N/M	34%	—	—	—	34%
Change from prior quarter	(1%)	20%	(2%)	N/M	5%	—	—	—	5%
EBT	$252	$626	$16	$68	$962	$(120)	$(21)	$(36)	$785
Change from prior year	59%	40%	100%	N/M	44%	N/M	N/M	N/M	24%
Change from prior quarter	(16%)	21%	(6%)	N/M	6%	N/M	N/M	N/M	7%
Net income (loss)					706	(78)	(21)	(14)	$593
Change from prior year					45%	N/M	N/M	N/M	11%
Change from prior quarter					6%	N/M	N/M	N/M	(4%)
Diluted EPS					$0.41	$(0.05)	$(0.01)	$(0.01)	$0.34
Change from prior year					41%	N/M	N/M	N/M	10%
Change from prior quarter					5%	N/M	N/M	N/M	(6%)
Diluted shares used					1,721	1,721	1,721	1,721	1,721
First Quarter — Fiscal Year 2006

						Estimated Share-
						Based	Tax		Total
				Reconciling	QUALCOMM Pro	Compensation	Adjusment		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	(2)	(5)	QSI (4)	(GAAP)
Revenues	$1,033	$564	$166	$(22)	$1,741	$—	$—	$—	$1,741
EBT	300	517	17	72	906	(122)	—	(48)	$736
Net income (loss)					667	(82)	56	(21)	620
Diluted EPS					$0.39	$(0.05)	$0.03	$(0.01)	$0.36
Diluted shares used					1,702	1,702	1,702	1,702	1,702
Second Quarter — Fiscal Year 2005

								Total
				Reconciling	QUALCOMM Pro	Tax Adjustments		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	(6)	QSI (4)	(GAAP)
Revenues	$746	$493	$151	$(25)	$1,365	$—	$—	$1,365
EBT	158	448	8	52	666	—	(33)	$633
Net income (loss)					487	55	(10)	$532
Diluted EPS					$0.29	$0.03	$(0.01)	$0.31
Diluted shares used					1,704	1,704	1,704	1,704
Third Quarter — Fiscal Year 2005

								Total
				Reconciling	QUALCOMM Pro	Tax Adjustments		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	(7)	QSI (4)	(GAAP)
Revenues	$766	$448	$164	$(20)	$1,358	$—	$—	$1,358
EBT	186	407	12	51	656	—	30	$686
Net income					465	16	79	$560
Diluted EPS					$0.28	$0.01	$0.05	$0.33
Diluted shares used					1,683	1,683	1,683	1,683
Twelve Months — Fiscal Year 2005

								Total
				Reconciling	QUALCOMM Pro	Tax Adjustments		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	(6)(7)	QSI (4)	(GAAP)
Revenues	$3,290	$1,839	$644	$(100)	$5,673	$—	$—	$5,673
EBT	852	1,663	57	227	2,799	—	10	$2,809
Net income					1,970	71	102	$2,143
Diluted EPS					$1.16	$0.04	$0.06	$1.26
Diluted shares used					1,694	1,694	1,694	1,694
Six Months — Fiscal Year 2006

						Estimated
						Share-Based	Tax			Total
				Reconciling	QUALCOMM Pro	Compensation	Adjusment	In-Process		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	(2)	(5)	R&D (3)	QSI (4)	(GAAP)
Revenues	$2,051	$1,243	$328	$(47)	$3,575	$—	$—	$—	$—	$3,575
Change from prior year	27%	39%	6%	N/M	30%	—	—	—	—	30%
EBT	$552	$1,143	$34	$139	$1,868	$(242)	$—	$(21)	$(84)	$1,521
Change from prior year	38%	42%	42%	N/M	41%	N/M	—	—	N/M	14%
Net income (loss)					1,373	(160)	56	(21)	(35)	$1,213
Change from prior year					43%	N/M	N/M	N/M	N/M	16%
Diluted EPS					$0.80	$(0.09)	$0.03	$(0.01)	$(0.02)	$0.71
Change from prior year					43%	N/M	N/M	N/M	N/M	16%
Diluted shares used					1,711	1,711	1,711	1,711	1,711	1,711
Six Months — Fiscal Year 2005

								Total
				Reconciling	QUALCOMM Pro	Tax Adjustments		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	(6)	QSI (4)	(GAAP)
Revenues	$1,611	$893	$310	$(60)	$2,754	$—	$—	$2,754
EBT	400	805	24	100	1,329	—	8	1,337
Net income					961	55	29	1,045
Diluted EPS					$0.56	$0.03	$0.02	$0.61
Diluted shares used					1,704	1,704	1,704	1,704

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 8 of 21
(1)	Reconciling items related to revenues consist primarily of other non-reportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of corporate expenses, charges that are not allocated to the segments for management reporting purposes, unallocated net investment income, non-reportable segment results, interest expense and the elimination of intercompany profit.
(2)	During the first quarter of fiscal 2006, the Company adopted the fair value recognition provisions of FAS 123R using a modified prospective application. Under this method, prior periods are not revised for comparative purposes. Share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to our segments as these estimated costs are not considered relevant by management in evaluating segment performance.
(3)	During the second quarter of fiscal 2006, the Company recorded $21 million of expenses related to acquired in-process R&D associated with the acquisitions of Berkana Wireless Inc. and Flarion Technologies, Inc. For fiscal 2006 pro forma presentation, results have been adjusted to exclude these expenses as they are unrelated to the Company’s ongoing core operating businesses and are also not allocated to our segments as these costs are not considered relevant by management in evaluating segment performance.
(4)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, will equal the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma, the tax adjustment column and the tax provision related to estimated share based compensation from the tax provision for total QUALCOMM (GAAP).
(5)	During the first quarter of fiscal 2006, the Company recorded a $56 million tax benefit, or $0.03 per share, related to the expected impact of prior year tax audits completed during the quarter. For fiscal 2006 pro forma presentation, results have been adjusted to exclude this tax benefit attributable to prior years.
(6)	During the second quarter of fiscal 2005, the Company decreased its estimate of R&D costs allocable to the Company’s foreign operations under an intercompany cost sharing agreement. Due to this change in estimate, the effective tax rate in the second quarter for total QUALCOMM (GAAP) included a $55 million benefit, or $0.03 diluted earnings per share, related to fiscal 2004. For fiscal 2005 pro forma presentation, results have been adjusted to exclude the tax benefit attributable to fiscal 2004.
(7)	During the third quarter of fiscal 2005, the Company made an election to compute its California tax on the basis of its U.S. operations only, which resulted in a $38 million tax benefit. Our effective tax rate in the third quarter of fiscal 2005 for total QUALCOMM (GAAP) includes a $16 million tax benefit, or $0.01 diluted earnings per share, for this California tax election related to fiscal 2004. For fiscal 2005 pro forma presentation, results have been adjusted to exclude the tax benefit attributable to fiscal 2004.
N/M – Not Meaningful
Sums may not equal totals due to rounding.
Business Segment Information
QUALCOMM CDMA Technologies (QCT)
•	For the third consecutive quarter, QCT shipped a record number of MSM chips. Approximately 49 million MSM chips were shipped to customers worldwide during the second quarter of fiscal 2006, compared to approximately 37 million units in the same quarter of fiscal 2005 and approximately 47 million units in the first quarter of fiscal 2006.

•	More than 30 equipment manufacturers are designing or offering more than 120 WCDMA devices based on our MSM chipsets. We sampled the MSM7200™ chipset, which is the first to support HSUPA as well as WCDMA/HSDPA networks.

•	More than 250 devices are now in design or have been commercially launched based on our MSM solutions for 1xEV-DO. QCT’s 1xEV-DO portfolio was augmented with the sampling of the MSM6800™, our first 1xEV-DO Revision A product and the first chipset based on 65nm process technology.

•	More than five leading manufacturers are already designing devices featuring the first generation of QUALCOMM Single-Chip (QSC™) solutions, which integrate multiple components for slimmer and more cost-efficient handsets. Handsets based on QSC products are expected to launch by the end of calendar year 2006.

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 9 of 21
QUALCOMM Technology Licensing (QTL)
•	In the second quarter of fiscal 2006, five new licensees entered into CDMA license agreements including two licensed for CDMA2000, two licensed for WCDMA, and one licensed for both WCDMA and CDMA2000.

•	We entered into a royalty bearing license agreement with a licensee covering sales by that licensee of OFDM/OFDMA subscriber units and infrastructure equipment.

•	Licensee information for the first quarter of fiscal 2006 as reported by licensees in the second quarter of fiscal 2006:
o	Worldwide shipments of approximately 67 million CDMA2000 and WCDMA subscriber units at an average selling price of approximately $208 were reported.

o	We estimate WCDMA royalties contributed approximately 46 percent of total royalties reported compared to approximately 40 percent reported in the prior quarter and approximately 32 percent in the year ago quarter.
QUALCOMM Wireless & Internet Group (QWI)
     QUALCOMM Internet Services (QIS)
•	QUALCOMM has 66 BREW® customers in 31 countries.

•	The BREW solution has driven a number of milestones for operators around the world including Verizon Wireless which stated the company saw a 36 percent growth in gaming downloads over the last year since launching premium BREW 3D games as part of their V CAST service. KDDI announced that as of December 2005, their subscribers have downloaded more than 75 million data applications on more than 20 million BREW devices.

•	Asia Pacific Broadband Wireless Communication (APBW) commercially launched BREW services in Taiwan.
     QUALCOMM Wireless Business Solutions ® (QWBS)
•	We shipped approximately 8,200 satellite-based systems (OmniTRACS®, EutelTRACS™ and TruckMAIL™) in the second quarter of fiscal 2006, compared to approximately 8,800 in the second quarter of fiscal 2005 and approximately 11,800 in the first quarter of fiscal 2006.

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 10 of 21
This brings the cumulative total satellite-based systems shipped worldwide to more than 586,000.

•	We shipped approximately 8,000 terrestrial-based systems (OmniExpress®, GlobalTRACS® and T2 Untethered TrailerTRACS™) in the second quarter of fiscal 2006, compared to approximately 13,800 terrestrial-based systems in the second quarter of fiscal 2005 and approximately 15,100 terrestrial-based systems in the first quarter of fiscal 2006. This brings the cumulative total terrestrial-based systems shipped worldwide to more than 108,000.
QUALCOMM Strategic Initiatives (QSI)
•	MediaFLO USA and Network LIVE, a joint venture between AOL, XM Satellite Radio and AEG, announced an agreement to provide Network LIVE content and programming for MediaFLO USA’s wireless multimedia service offering.

•	We provided city-wide coverage of FLO™ Technology and conducted live, over-the-air MediaFLO demonstrations at CTIA Wireless 2006 in Las Vegas. These demonstrations included nine channels of live video and datacasting applications on eight proof-of-concept devices (including one UMTS/FLO handset) from leading handset manufacturers including, Kyocera, LG Electronics, Motorola, Pantech, Samsung Electronics Co., Ltd. and Sharp Corporation.

•	The FLO Forum announced the ratification of key technical specifications developed by its Test and Certification Committee. The technical and performance requirements captured in the documents assure interoperability and compatibility for FLO based terrestrial mobile multimedia multicast devices and transmitters.

•	We announced a joint investment in China with TechFaith to found a new company, TechFaith Software (China) Limited or “TechSoft,” that will develop application software for 3G CDMA devices.
Other
•	We completed the acquisition of Flarion Technologies, Inc., a developer of OFDMA technology.

•	We completed the acquisition of Berkana Wireless Inc., a fabless semiconductor company that develops complementary metal oxide semiconductor (CMOS) radio frequency integrated circuits (RFICs).

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 11 of 21
Conference Call
QUALCOMM’s second quarter fiscal 2006 earnings conference call will be broadcast live on April 19, 2006 beginning at 1:45 p.m. Pacific Daylight Time on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on April 19, 2006 beginning at approximately 5:30 p.m. (PDT) through May 3, 2006 at 5:30 p.m. (PDT). To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 7286389. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.
Editor’s Note: If you would like additional information on QUALCOMM, please view the QUALCOMM press room at http://www.qualcomm.com/press/index.html .
QUALCOMM Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on the Company’s CDMA digital technology. Headquartered in San Diego, Calif., QUALCOMM is included in the S&P 500 Index and is a 2005 FORTUNE 500® company traded on The Nasdaq Stock Market® under the ticker symbol QCOM.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis, (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QUALCOMM CDMA Technologies, QUALCOMM Technology Licensing and QUALCOMM Wireless & Internet segments, and (iii) to compare the performance and efficiency

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 12 of 21
of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income, net investment income, income before income taxes, effective tax rate, net income, diluted earnings per share, operating cash flow and free cash flow.
Pro forma information used by management excludes the QUALCOMM Strategic Initiatives (QSI) segment, estimated share-based compensation, certain tax benefits related to prior years and acquired in-process R&D expense. The QSI segment is excluded because the Company expects to exit its strategic investments at various times and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Estimated share-based compensation is excluded because management views the valuation of options and other share-based compensation as theoretical and unrelated to the Company’s operational performance as it is affected by factors that are subject to change on each grant date including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Moreover, it is not an expense that requires or will require cash payment by the Company. Certain tax benefits related to prior years are excluded in order to provide a clearer understanding of the Company’s ongoing tax rate and after tax earnings. Acquired in-process R&D expense in fiscal 2006 is excluded because such expense is incurred infrequently and is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
Management is able to assess what it believes is a more fundamentally pure and comparable set of financial performance measures for the Company and its business segments by eliminating the episodic impact of strategic investments in QSI and items such as acquired in-process R&D, as well as the inherent, non-operational volatility of share-based compensation. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
The Company’s management uses pro forma cash flow information including marketable securities to analyze increases and decreases in certain of its liquid assets, comprised of cash, cash equivalents

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 13 of 21
and marketable securities. Management views certain marketable securities as liquid assets available on short notice to fund operations, acquisitions, strategic initiatives, stock repurchases and dividends even though these marketable securities do not meet the definition of cash equivalents in accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows.” The GAAP statements of cash flows report the purchases and sales of marketable securities as inflows and outflows. For internal analysis of the Company’s cash position, management does not view these transactions as inflows and outflows from the business, but as cash management transactions. The Company believes that this non-GAAP presentation is a helpful and practical measure of the Company’s liquidity.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, pro forma is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total QUALCOMM (GAAP) results and QUALCOMM pro forma results and total QUALCOMM (GAAP) cash flow and QUALCOMM pro forma changes in cash, cash equivalents and marketable securities are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of development, deployment and commercial acceptance of CDMA-based networks and CDMA-based technology, including CDMA2000 1X, 1xEV-DO, WCDMA and HSDPA both domestically and internationally; our dependence on major customers and licensees; fluctuations in the demand for CDMA-based products, services or applications; foreign

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 14 of 21
currency fluctuations; strategic loans, investments and transactions the Company has or may pursue; our dependence on third party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; developments in current and future litigation; the development, deployment and commercial acceptance of the MediaFLO USA network and FLO technology; as well as the other risks detailed from time-to-time in the Company’s SEC reports.
###
© 2006 QUALCOMM Incorporated. All rights reserved. QUALCOMM is a registered trademark of QUALCOMM Incorporated. CDMA2000® is a registered trademark of the Telecommunications Industry Association. All other trademarks are the property of their respective owners.

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 15 of 21
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM RESULTS
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 26, 2006
								Total
	QUALCOMM		Estimated Share-		In-Process			QUALCOMM
	Pro Forma		Based Compensation		R&D	QSI		(GAAP)
Revenues:
Equipment and services	$1,122		$—		$—	$—		$1,122
Licensing and royalty fees	712		—		—	—		712

	1,834		—		—	—		1,834

Operating expenses:
Cost of equipment and services revenues	511		10		—	—		521
Research and development	302		52		21	15		390
Selling, general and administrative	188		58		—	17		263

Total operating expenses	1,001		120		21	32		1,174

Operating income (loss)	833		(120)		(21)	(32)		660

Investment income (expense), net	129	(a)	—		—	(4	)(b)	125

Income (loss) before income taxes	962		(120)		(21)	(36)		785
Income tax (expense) benefit	(256	)(c)	42		—	22	(d)	(192	)(c)

Net income (loss)	$706		$(78)		$(21)	$(14)		$593

Earnings (loss) per common share:
Diluted	$0.41		$(0.05)		$(0.01)	$(0.01)		$0.34

Shares used in per share calculations:
Diluted	1,721		1,721		1,721	1,721		1,721

Supplemental Financial Data:
Operating Cash Flow	$1,072		$(172	)(f)	$—	$(11)		$889
Operating Cash Flow as a % of Revenue	58%							48%

Free Cash Flow (e)	$947		$(172	)(f)	$—	$(47)		$728
Free Cash Flow as a % of Revenue	52%							40%

(a)	Includes $102 million in interest and dividend income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, $34 million in net realized gains on investments and $3 million in gains on derivative instruments, partially offset by $9 million in other-than-temporary losses on investments and $1 million of interest expense.

(b)	Includes $10 million in equity in losses of investees, partially offset by $6 million in realized gains on investments.

(c)	The second quarter of fiscal 2006 tax rate of 25% for total QUALCOMM (GAAP) is higher than the estimated annual effective tax rate of 22% due primarily to $56 million of tax benefits recorded during the first quarter related to the expected impact of prior year tax audits completed in that quarter. The fiscal year 2006 estimated effective tax rate is approximately 22% for total QUALCOMM (GAAP) and approximately 27% for QUALCOMM pro forma.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, will equal the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma and the tax provision related to estimated share-based compensation from the tax provision for total QUALCOMM (GAAP).

(e)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Condensed Consolidated Statements of Cash Flows and Marketable Securities for the three months ended March 26, 2006, included herein.

(f)	Tax benefits from stock options exercised during the quarter.

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 16 of 21
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM RESULTS
(In millions, except per share data)
(Unaudited)

	Six Months Ended March 26, 2006
									Total
	QUALCOMM Pro		Estimated Share-		Tax	In-Process			QUALCOMM
	Forma		Based Compensation		Adjustment	R&D	QSI		(GAAP)
Revenues:
Equipment and services	$2,271		$—		$—	$—	$—		$2,271
Licensing and royalty fees	1,304		—		—	—	—		1,304

	3,575		—		—	—	—		3,575

Operating expenses:
Cost of equipment and services revenues	1,015		22		—	—	—		1,037
Research and development	575		104		—	21	31		731
Selling, general and administrative	357		116		—	—	29		502

Total operating expenses	1,947		242		—	21	60		2,270

Operating income (loss)	1,628		(242)		—	(21)	(60)		1,305

Investment income (expense), net	240	(a)	—		—	—	(24	)(b)	216

Income (loss) before income taxes	1,868		(242)		—	(21)	(84)		1,521
Income tax (expense) benefit	(495	)(c)	82		56	—	49	(d)	(308	)(c)

Net income (loss)	$1,373		$(160)		$56	$(21)	$(35)		$1,213

Earnings (loss) per common share:
Diluted	$0.80		$(0.09)		$0.03	$(0.01)	$(0.02)		$0.71

Shares used in per share calculations:
Diluted	1,711		1,711		1,711	1,711	1,711		1,711

Supplemental Financial Data:
Operating Cash Flow	$1,785		$(273	)(f)	$—	$—	$(27)		$1,485
Operating Cash Flow as % of Revenue	50%								42%

Free Cash Flow (e)	$1,478		$(273	)(f)	$—	$—	$(94)		$1,111
Free Cash Flow as a % of Revenue	41%								31%

(a)	Includes $192 million in interest and dividend income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, $54 million in net realized gains on investments and $7 million in gains on derivative instruments, partially offset by $12 million in other-than-temporary losses on investments and $1 million of interest expense.

(b)	Includes $30 million in equity in losses of investees, partially offset by $6 million in net realized gains on investments.

(c)	The tax rate of 20% for the first six months of fiscal 2006 for total QUALCOMM (GAAP) is lower than the estimated annual effective tax rate of 22% due primarily to $56 million of tax benefits recorded in the first quarter related to the expected impact of prior year tax audits completed in that quarter.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, will equal the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma, the tax adjustment column and the tax provision related to estimated share-based compensation from the tax provision for total QUALCOMM (GAAP).

(e)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Condensed Consolidated Statements of Cash Flows and Marketable Securities for the six months ended March 26, 2006, included herein.

(f)	Tax benefits from stock options exercised during the quarter.

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 17 of 21
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING PRO FORMA CASH FLOWS FROM CASH,
CASH EQUIVALENTS AND MARKETABLE SECURITIES TO TOTAL QUALCOMM CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 26, 2006
		Estimated				Total
	QUALCOMM	Share-Based		In-Process		QUALCOMM
	Pro Forma	Compensation		R&D	QSI	(GAAP)

Earnings before taxes, depreciation, amortization and other adjustments (1)	$980	$(172)		$—	$(30)	$778
Working capital changes and taxes paid (2)	92	—		—	19	111

Net cash provided (used) by operating activities	1,072	(172)		—	(11)	889

Capital expenditures	(125)	—		—	(36)	(161)

Free cash flow (Net cash provided by operating activities less capital expenditures)	947	(172)		—	(47)	728

Net additional share capital	287	—		—	—	287
Tax benefits from stock options exercised during the quarter	—	172		—	—	172
Dividends paid	(298)	—		—	—	(298)
Other investments and acquisitions, net of cash acquired	(259)	—		—	(5)	(264)
Other items, net	(3)	—		—	1	(2)
Changes in fair value and other changes to marketable securities	64	—		—	19	83
Marketable securities pending settlement	63	—		—	—	63
Transfer from QSI (3)	13	—		—	(13)	—
Transfer to QSI (4)	(49)	—		—	49	—

Net increase in cash, cash equivalents and marketable securities (5)	$765	$—		$—	$4	$769

(1) Reconciliation to GAAP:
Net income (loss)	$706	$(78)		$(21)	$(14)	$593
Share-based compensation	—	78		—	—	78
Other non-cash adjustments (a)	232	(172	)(b)	21	(10)	71
Net realized gains on marketable securities and other investments	(34)	—		—	(6)	(40)
Net taxes paid	76	—		—	—	76

Earnings before taxes, depreciation, amortization and other adjustments	$980	$(172)		$—	$(30)	$778

(2) Reconciliation to GAAP:
Increase in cash resulting from changes in working capital	$168	$—		$—	$19	$187
Net taxes paid	(76)	—		—	—	(76)

Working capital changes and taxes paid	$92	$—		$—	$19	$111

(3) Cash from loan payments and sale of equity securities.
(4) Funding for strategic debt and equity investments and other QSI operating expenses.
(5) Reconciliation to GAAP cash flow statement:
Net increase in cash and cash equivalents (GAAP)	$202	$—		$—	$—	$202
Plus: Net purchases and maturities of marketable securities	436	—		—	(15)	421
Plus: Net increase in fair value and other changes to marketable securities	64	—		—	19	83
Plus: Net increase in marketable securities pending settlement	63	—		—	—	63

Net increase in cash, cash equivalents and marketable securities	$765	$—		$—	$4	$769

(a)	See detail below.

(b)	Tax benefits from stock options exercised during the quarter.

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 18 of 21
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING PRO FORMA CASH FLOWS FROM CASH,
CASH EQUIVALENTS AND MARKETABLE SECURITIES TO TOTAL QUALCOMM CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended March 26, 2006
		Estimated			In-		Total
	QUALCOMM	Share-Based		Tax	Process		QUALCOMM
	Pro Forma	Compensation		Adjustment	R&D	QSI	(GAAP)

Earnings before taxes, depreciation, amortization and other adjustments (1)	$1,907	$(273)		$—	$—	$(57)	$1,577
Working capital changes and taxes paid (2)	(122)	—		—	—	30	(92)

Net cash provided (used) by operating activities	1,785	(273)		—	—	(27)	1,485

Capital expenditures	(307)	—		—	—	(67)	(374)

Free cash flow (Net cash provided by operating activities less capital expenditures)	1,478	(273)		—	—	(94)	1,111

Net additional share capital	468	—		—	—	—	468
Tax benefits from stock options exercised during the period	—	273		—	—	—	273
Dividends paid	(298)	—		—	—	—	(298)
Other investments and acquisitions	(263)	—		—	—	(7)	(270)
Other items, net	—	—		—	—	4	4
Changes in fair value and other changes to marketable securities	113	—		—	—	25	138
Marketable securities pending settlement	60	—		—	—	—	60
Transfer from QSI (3)	21	—		—	—	(21)	—
Transfer to QSI (4)	(103)	—		—	—	103	—

Net increase in cash, cash equivalents and marketable securities (5)	$1,476	$—		$—	$—	$10	$1,486

(1) Reconciliation to GAAP:
Net income (loss)	$1,373	$(160)		$56	$(21)	$(35)	$1,213
Share-based compensation	—	160		—	—	—	160
Other non-cash adjustments (a)	500	(273	)(b)	(56)	21	(16)	176
Net realized gains on marketable securities and other investments	(54)	—		—	—	(6)	(60)
Net taxes paid	88	—		—	—	—	88

Earnings before taxes, depreciation, amortization and other adjustments	$1,907	$(273)		$—	$—	$(57)	$1,577

(2) Reconciliation to GAAP:
Increase in cash resulting from changes in working capital	$(34)	$—		$—	$—	$30	$(4)
Net taxes paid	(88)	—		—	—	—	(88)

Working capital changes and taxes paid	$(122)	$—		$—	$—	$30	$(92)

(3) Cash from loan payments and sale of equity securities.
(4) Funding for strategic debt and equity investments and other QSI operating expenses.
(5) Reconciliation to GAAP cash flow statement:
Net increase in cash and cash equivalents (GAAP)	$(291)	$—		$—	$—	$—	$(291)
Plus: Net purchases and maturities of marketable securities	1,594	—		—	—	(15)	1,579
Plus: Net increase in fair value and other changes to marketable securities	113	—		—	—	25	138
Plus: Net increase in marketable securities pending settlement (receipt)	60	—		—	—	—	60

Net increase in cash, cash equivalents and marketable securities	$1,476	$—		$—	$—	$10	$1,486

(a)	See detail below.

(b)	Tax benefits from stock options exercised during the period.

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 19 of 21
QUALCOMM Incorporated
SUPPLEMENTAL DETAIL TO THE
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
(In millions)
(Unaudited)

	Three Months Ended March 26, 2006
		Estimated			Total
	QUALCOMM	Share-Based	In-Process		QUALCOMM
	Pro Forma	Compensation	R&D	QSI	(GAAP)

(a) Other non-cash adjustments are comprised of:
Depreciation and amortization	$61	$—	$—	$2	$63
Tax benefits from stock options exercised during the quarter	—	(172)	—	—	(172)
Non-cash income tax expense (benefit)	180	—	—	(22)	158
Other non-cash charges and (credits)	(9)	—	21	10	22

Total non-cash adjustments	$232	$(172)	$21	$(10)	$71

	Six Months Ended March 26, 2006
		Estimated				Total
	QUALCOMM	Share-Based	Tax	In-Process		QUALCOMM
	Pro Forma	Compensation	Adjustment	R&D	QSI	(GAAP)

(a) Other non-cash adjustments are comprised of:
Depreciation and amortization	$118	$—	$—	$—	$3	$121
Tax benefits from stock options exercised during the period	—	(273)	—	—	—	(273)
Non-cash income tax expense (benefit)	407	—	(56)	—	(49)	302
Other non-cash charges and (credits)	(25)	—	—	21	30	26

Total non-cash adjustments	$500	$(273)	$(56)	$21	$(16)	$176

RECONCILIATION OF PRIOR YEAR PRO FORMA FREE CASH FLOW
TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(In millions)
(Unaudited)

	Three Months Ended March 27, 2005
				Total
	QUALCOMM	Tax		QUALCOMM
	Pro Forma	Adjustment	QSI	(GAAP)

Net cash provided by operating activities	$833	$—	$(12)	$821
Capital expenditures	(92)	—	(2)	(94)

Free cash flow (Net cash provided by operating activities less capital expenditures)	$741	$—	$(14)	$727

	Six Months Ended March 27, 2005
				Total
	QUALCOMM	Tax		QUALCOMM
	Pro Forma	Adjustment	QSI	(GAAP)

Net cash provided by operating activities	$1,220	$—	$(2)	$1,218
Capital expenditures	(204)	—	(78)	(282)

Free cash flow (Net cash provided by operating activities less capital expenditures)	$1,016	$—	$(80)	$936

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 20 of 21
QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	March 26,	September 25,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$1,779	$2,070
Marketable securities	5,686	4,478
Accounts receivable, net	569	544
Inventories	218	177
Deferred tax assets	280	343
Other current assets	130	179

Total current assets	8,662	7,791
Marketable securities	2,702	2,133
Property, plant and equipment, net	1,275	1,022
Goodwill	1,018	571
Deferred tax assets	548	444
Other assets	654	518

Total assets	$14,859	$12,479

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$459	$376
Payroll and other benefits related liabilities	214	196
Unearned revenue	160	163
Other current liabilities	309	335

Total current liabilities	1,142	1,070
Unearned revenue	136	146
Other liabilities	181	144

Total liabilities	1,459	1,360

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at March 26, 2006 and September 25, 2005, respectively	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,673 and 1,640 shares issued and outstanding at March 26, 2006 and September 25, 2005, respectively	—	—
Paid-in capital	8,099	6,753
Retained earnings	5,243	4,328
Accumulated other comprehensive income	58	38

Total stockholders’ equity	13,400	11,119

Total liabilities and stockholders’ equity	$14,859	$12,479

QUALCOMM Announces Second Quarter Fiscal 2006 Results	Page 21 of 21
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 26,	March 27,	March 26,	March 27,
	2006	2005	2006	2005
Revenues:
Equipment and services	$1,122	$849	$2,271	$1,826
Licensing and royalty fees	712	516	1,304	928

	1,834	1,365	3,575	2,754

Operating expenses:
Cost of equipment and services revenues	521	386	1,037	815
Research and development	390	252	731	480
Selling, general and administrative	263	155	502	303

Total operating expenses	1,174	793	2,270	1,598

Operating income	660	572	1,305	1,156

Investment income, net	125	61	216	181

Income before income taxes	785	633	1,521	1,337
Income tax expense	(192)	(101)	(308)	(292)

Net income	$593	$532	$1,213	$1,045

Basic earnings per common share	$0.36	$0.32	$0.73	$0.64

Diluted earnings per common share	$0.34	$0.31	$0.71	$0.61

Shares used in per share calculations:
Basic	1,664	1,646	1,655	1,643

Diluted	1,721	1,704	1,711	1,704

Dividends per share paid	$0.18	$0.14	$0.18	$0.14

Dividends per share announced	$0.09	$0.07	$0.18	$0.14